Exhibit 8.1

Significant Subsidiaries of the Registrant

Place of Incorporation
Subsidiaries
Yintech Gold Company Limited	British Virgin Islands
Yintech Enterprise Company Limited	British Virgin Islands
Yintech Elements Company Limited	British Virgin Islands
Gold Master (HK) Company Limited	Hong Kong
Yintech Enterprise (HK) Company Limited	Hong Kong
Yintech Elements (HK) Company Limited	Hong Kong
Shanghai Ming Qin Information Technology Co., Ltd.	People’s Republic of China
Shanghai Yintech Investment Group Co., Ltd.	People’s Republic of China
Shanghai Xie Luo Information Technology Co., Ltd.	People’s Republic of China
Shanghai Gold Master Internet Financial Information Services Co., Ltd..	People’s Republic of China
Shanghai Yin Sai Computer Technology Co., Ltd.	People’s Republic of China
Shanghai Yin He You Information Technology Co., Ltd.	People’s Republic of China
Shanghai Gold Master Network Technology Co., Ltd.	People’s Republic of China

Variable Interest Entity
Shanghai Ran Yu Information Technology Co., Ltd.	People’s Republic of China
Shanghai Bei Xun Industrial Co., Ltd.	People’s Republic of China
Guangdong Hong Feng Co., Ltd.	People’s Republic of China